UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2005

Coherent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

On August 8, 2005, management concluded and the Audit Committee of Coherent’s Board of Directors agreed that Coherent’s previously issued financial statements for the first and second quarters of fiscal 2005 should be restated to correct the pro forma amounts reported for stock based compensation determined under the fair value based method for the three month period ended January 1, 2005 and the three and six month periods ended April 2, 2005, and, accordingly, such financial statements should no longer be relied upon.

Subsequent to the issuance of Coherent’s condensed consolidated financial statements for the first two quarters of fiscal 2005, which ended on January 1, 2005 and April 2, 2005, respectively, Coherent determined that the tax effect on stock-based compensation determined under the fair value method reflected in the footnotes to the financial statements had been calculated incorrectly for the three month period ended January 1, 2005 and the three and six month periods ended April 2, 2005.  Accordingly, Coherent decided to restate such pro forma amounts presented in the footnotes to the financial statements contained in Coherent’s Quarterly Reports on Form 10-Q for those periods and accordingly, Coherent expects to promptly file amendments to (i) the Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2005, which was originally filed with the Securities and Exchange Commission (SEC) on May 17, 2005 and (ii) the Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2005, which was originally  filed with the SEC on February 9, 2005, as amended by Amendment No. 1 to that Quarterly Report on Form 10-Q, which was previously filed on May 17, 2005.

For the three month periods ended January 1, 2005 and April 2, 2005, the effect of these corrections was to increase pro forma stock-based compensation expense, net of tax, by $1.6 million and $0.8 million, respectively, with a corresponding decrease to pro forma net income in the same amount for each period.  For the six month period ended April 2, 2005, the effect of the correction was to increase pro forma stock-based compensation expense, net of tax by $2.4 million with a corresponding decrease to pro forma net income in the same amount.  As a result of these corrections, basic and diluted pro forma earnings per share each decreased by $0.05 for the three months ended January 1, 2005, by $0.03 for the three months ended April 2, 2005 and by $0.08 for the six month period ended April 2, 2005.  These corrections had no impact on Coherent’s consolidated balance sheet, results of operations or cash flows for any of the periods covered by the Quarterly Reports on Form 10-Q that will be amended.

The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with management and the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC. a Delaware corporation

	By:	/s/ Helene Simonet
Helene Simonet Executive Vice President and Chief Financial Officer

Date: August 11, 2005